Exhibit 99.1
Sent via Electronic Delivery to: jframer@image-entertainment.com
December 23, 2008
Mr. Jeff Framer
Chief Financial Officer
Image Entertainment Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA 91311
Re:    Image Entertainment Inc. (the “Company”)
Dear Mr. Framer:
On August 4, 2008, Staff notified the Company that its common stock had failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $15,000,000 over the previous 30 consecutive trading days as required by The Nasdaq Global Market set forth in Marketplace Rule 4450(b)(3) (the “Rule”). Since then, the Company’s MVPHS has been $15,000,000 or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.
If you have any questions, please contact Matthew Page, Listing Analyst, at +1 301 978 8083.
Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications